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                                                                     EXHIBIT 4.1

                                   CURIS, INC.

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 18, 2001 by and among Curis, Inc., a Delaware corporation (the "Company"), Elan International Services, Ltd., a Bermuda exempted limited liability company ("EIS"), and Elan Pharma International Limited, an Irish private limited liability company and an affiliate of EIS ("EPIL").

                                R E C I T A L S:

            A. Pursuant to a Securities Purchase Agreement dated as of the date hereof by and among the Company, EIS and EPIL (the "Securities Purchase Agreement"), (i) EIS has acquired (a) certain shares of the Company's common stock, par value U.S.$0.01 per share (the "Common Stock"), (b) certain shares of the Company's Series A convertible exchangeable preferred stock, par value U.S.$0.01 per share (the "Series a preferred Stock"), convertible into certain shares of Common Stock, and (c) a warrant (the "Warrant") to purchase certain shares of Common Stock, and (ii) EPIL has acquired a convertible promissory note of the Company (the "Note"), convertible into certain shares of Common Stock. The Series A Preferred Stock, the Warrant and the Note collectively are referred to herein as the "Securities".

            B. The execution of the Securities Purchase Agreement has occurred on the date hereof and it is a condition to the closing of the transactions contemplated thereby that the parties execute and deliver this Agreement.

            C. The parties desire to set forth herein their agreement on the terms and subject to the conditions set forth herein related to the granting of certain registration rights to the Holders (as defined below) relating to the shares of Common Stock held and the shares of Common Stock issuable upon conversion or exercise of the Securities, as the case may be, by such Holders.

                               A G R E E M E N T:

            The parties hereto agree as follows:

            1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "Commission" shall mean the U.S. Securities and Exchange Commission.
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            "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

            "Holders" or "Holders of Registrable Securities" shall mean EIS, EPIL and any Person who shall have acquired Registrable Securities from EIS or EPIL as permitted herein, either individually or jointly, as the case may be, in a transaction pursuant to which registration rights are transferred pursuant to
Section 10 hereof.

            "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or quasi-governmental entity, or any department, agency or political subdivision thereof or any other entity of any kind.

            "Registrable Securities" means (i) any shares of Common Stock issued to EIS pursuant to the Securities Purchase Agreement; (ii) any shares of Common Stock issued or issuable upon conversion or exercise of the Securities, as the case may be; and (iii) any shares of Common Stock issued or issuable in respect of the securities referred to in clauses (i) and (ii) above whether to satisfy interest or dividend payments or upon any stock split, stock dividend, recapitalization or similar event, until, in the case of any such security, it is (A) sold pursuant to an effective registration statement under the Securities Act; (B) eligible to be sold into the public market without regard to volume limitations under Rule 144(k) promulgated under the Securities Act (or any successor rule); (C) sold pursuant to Rule 144 under the Securities Act (or any successor rule); or (D) sold by a Person in a transaction in which registration rights are not transferred pursuant to Section 10 hereof. Whenever a number or percentage of Registrable Securities is to be determined pursuant to this Agreement, each then outstanding Security that is convertible into or exercisable for shares of Common Stock will be deemed to be equal to the number of shares of Common Stock for which such Security is then so convertible or exercisable.

            The terms "register," "registered" and "registration" refer to a registration effected by preparing, filing and having declared effective a registration statement in compliance with the Securities Act.

            "Registration Expenses" shall mean (i) all expenses, other than Selling Expenses (defined below), incurred by the Company in complying with
Section 2 or 3 hereof, including without limitation, all registration, qualification and filing fees, exchange or quotation medium listing fees, printing and delivery expenses, escrow and custodian fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expenses of accountants for the Company including the expenses of any special audits incident to or required by any such registration and (ii) the reasonable fees and disbursements of one
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                                      -3-


counsel, not to exceed U.S.$10,0000 for any registration, chosen by the Holders of a majority of the Registrable Securities included in such registration for the purpose of rendering a legal opinion on behalf of such Holders in connection with any Demand Registration or Piggyback Registration.

            "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

            "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes and the costs, fees and expenses of any accountants, attorneys (other than the cost, fees and expenses of attorneys which are Registration Expenses) or other experts retained by the Holders.

            2. Demand Registrations.

            (a) Requests for Registration. At any time after the six-month anniversary of this Agreement, any Holder or Holders who collectively hold Registrable Securities representing at least 5% of the Registrable Securities then outstanding shall have the right (subject to the limitations set forth below), exercisable by written notice to the Company (each a "Registration Request"), to have the Company prepare and file with the Commission a registration statement under the Securities Act covering the Registrable Securities that are the subject of such request (each, a "Demand Registration"). Within 10 days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities. The Company shall include such other Holders' Registrable Securities in such offering if they have responded affirmatively within 10 days after the receipt of the Company's notice. If the securities requested to be included for registration under the registration statement to be filed in respect of the Registration Request, together with all other securities to be registered under such registration statement, do not have an expected aggregate offering price to the public of at least U.S.$1,000,000, the Company shall not be obligated to file a registration statement in response to the Registration Request.

            The Holders, collectively, shall be permitted one Demand Registration hereunder on Form S-1 or any similar long-form registration statement (or on Form S-3 or any similar short-form registration statement if such short-form registration statement is then available to the Company) and the Holders hereby agree that they shall make reasonable accommodations regarding the timing of the Demand Registration to the managing underwriter(s) engaged by the Company.

            A request for registration under this Section 2(a) will not count as a Demand Registration until the registration statement has become effective and remained effective until
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the earlier of 30 days and the sale of all securities registered thereunder
(unless such registration statement has not become effective due solely to the actions or failure to act with respect to such registration of the Holders requesting such registration, including a request by such Holders that such registration be withdrawn).

            (b) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration:

            (i) first, the Registrable Securities requested to be included in such registration by the Holders (or, if necessary, such Registrable Securities pro rata among the Holders thereof based upon the number of Registrable Securities owned by each such Holder or such other arrangement agreed to among the Holders); and

            (ii) thereafter, other securities requested to be included in such registration, as determined by the Company.

            The Holders of any Registrable Securities to be included in such an underwritten offering shall enter into an underwriting agreement (which shall be in customary form, may include agreements as to indemnification and contribution).

            (c) Restrictions on Demand Registration. The Company may postpone or suspend, for up to 90 days in any 12-month period, the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in good faith and notifies the Holders in writing that such Demand Registration (i) would reasonably be expected to have a material adverse effect on (x) any proposal or plan by the Company to engage in any financing, acquisition or disposition of assets (other than in the ordinary course of business) or (y) any merger, consolidation, tender offer or similar transaction or (ii) would require disclosure of any information that the board of directors of the Company determines in good faith the disclosure of which would be detrimental to the Company; provided, however, that in such event, the Holders initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a permitted Demand Registration hereunder and the Company will pay any Registration Expenses in connection with such registration.

            (d) Selection of Investment Bankers and Managers. A majority of the Holders participating in the offering will have the right, but not the obligation, to select the
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                                      -5-


investment banker(s) and manager(s) to administer an offering pursuant to a Demand Registration, subject to the Company's prior written approval, which will not be unreasonably withheld, delayed or conditioned.

            (e) The Company represents and warrants that it is not a party to, or otherwise subject to, any agreement, other than this Agreement, granting registration rights to any other Person with respect to any securities of the Company.

            3. Piggyback Registrations.

            (a) Right to Piggyback. If at any time the Company shall propose to register shares of Common Stock under the Securities Act (other than in a registration statement relating to solely to sales of securities to participants in a Company dividend reinvestment plan, or Form S-4 or S-8 or any successor form or in connection with an acquisition or exchange offer or an offering of securities solely to the existing shareholders or employees of the Company), the Company (i) will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration and (ii) subject to
Section 3(b) and the other terms of this Agreement, will include in such registration all Registrable Securities which are permitted under applicable securities laws to be included in the form of registration statement selected by the Company and with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice (each, a "Piggyback Registration"). The Holders will be permitted to withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

            (b) Priority on Piggyback Registrations. If a Piggyback Registration is to be an underwritten offering, and the managing investment bank advises the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration:

            (i) first, the securities the Company proposes to sell for its own account;

            (ii) second, the Registrable Securities requested to be included in such registration by the Holders and any securities requested to be included in such registration by any other Person pursuant to a demand or piggyback registration request, other than Persons having a lower priority of registration than the Holders, pro rata among the Holders of such Registrable Securities and such other Persons, on the basis of the number of securities requested to be included in such registration by each of such Holders and such other Persons; and
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                                      -6-


            (iii) thereafter, other securities requested to be included in such registration, as determined by the Company.

            The Holders of any Registrable Securities to be included in an underwritten offering shall enter into an underwriting agreement (which shall be in customary form, may include agreements as to indemnification and contribution).

            (c) Right to Terminate Registration. If at any time after giving written notice of its intention to register any of its securities as set forth in Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

            (d) Selection of Underwriters/Placement Agents. The Company will have the right to select the investment banker(s) and manager(s) to administer an offering pursuant to a Piggyback Registration, subject to the reasonable approval of the holders of a majority of the shares of Common Stock being registered on such registration statement, which approval shall not be unreasonably withheld, delayed or conditioned; provided that for the purposes of this Section 3(d), to the extent the Company is issuing shares of Common Stock in connection with such registration statement, the Company shall be deemed to be a holder of the number of shares of Common Stock being issued under such registration statement and to have approved of such selection.

            4. Expenses of Registration.

            Except as otherwise provided herein or as may otherwise be prohibited by applicable law, all Registration Expenses incurred in connection with all registrations pursuant to Sections 2 and 3 hereof shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders of Registrable Securities shall be borne by such Holders.

            5. Holdback Agreements.

            (a) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 10-day period prior to, and during the 90-day period following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except (x) as part of such underwritten registration, (y) pursuant to registration
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                                      -7-


statements on Form S-4 or Form S-8 or any successor form or (z) pursuant to a registration statement then in effect), unless the underwriters managing the offering otherwise agree, and (ii) to use its reasonable best efforts to cause its officers and directors and each holder of at least 5% (on a fully-diluted basis) of its outstanding shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

            (b) If requested by the managing underwriter(s) in an underwritten offering of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company, each Holder agrees, except to the extent such Holder is a participant in such offering, not to effect any offer, sale, distribution or transfer, including a sale pursuant to Rule 144 (or any similar provision then effect) under the Securities Act (except as part of such underwritten registration) (each a "Lock-up"), during the 10-day period prior to, and during the 180-day period following, the effective date of such Registration Statement relating to any public offering of shares of Common Stock (or, in each case, such shorter period as may be agreed to in writing by the Company and the Holders of at least 50% of the Registrable Securities); provided, however, that no Holder shall be required to enter into such an agreement unless all Persons entitled to registration rights who are not parties to this Agreement, all other persons selling shares in such offering, all Persons holding in excess of 1% on a fully diluted basis) of the Company's outstanding shares of Common Stock (other than that purchased in a registered public offering) and all executive officers and directors of the Company shall also have agreed not to offer, sell, distribute a transfer under the circumstances and pursuant to the terms set forth in this Section 5(b); provided, further, that in the event that if the foregoing proviso is satisfied and any Person referenced in such proviso shall have entered into a Lock-up for a period of less than 180 days following the effective date of such Registration Statement, the Holders shall not be required to enter into a Lock-up for a period that exceeds the greater of (x) 90 days after the effective date of such Registration Statement and (y) the length of the shortest Lock-up period after the effective date of such Registration Statement agreed to by any such Person.

            6. Registration Procedures.

            Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the
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                                      -8-


Company will under the time frames provided herein, or if not so provided, as expeditiously as is reasonable:

            (a) prepare and file with the Commission a registration statement on any appropriate form for which the Company qualifies with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to the counsel selected by the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) notify each Holder of Registrable Securities covered by such registration of any stop order issued or threatened by the Commission);

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for a period equal to the shorter of (i) six months and (ii) the time by which all securities covered by such registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use all reasonable efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(d), (ii) subject itself to taxation in any jurisdiction or
      (iii) take any action that would subject it to general service of process in any such jurisdiction);

            (e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, the Company will prepare and deliver to each Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided, however, that the Company shall be required to notify the Holders, but shall not be required to amend the registration statement or supplement the Prospectus for a period of up to six months if the board of directors determines in good faith that to do so would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any financing, acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or would require the disclosure of any information that the board of directors determines in good faith the disclosure of which would be materially detrimental to the Company, it being understood that the period for which the Company is obligated to keep the Registration Statement effective shall be extended for a number of days equal to the number of days the Company delays amendments or supplements pursuant to this provision. Upon receipt of any notice pursuant to this Section 6(e), the Holders shall suspend all offers and sales of securities of the Company and all use of any prospectus until advised by the Company that offers and sales may resume, and shall keep confidential the fact and content of any notice given by the Company pursuant to this Section 6(e);

            (f) cause all such Registrable Securities to be listed on each securities exchange or quoted on Nasdaq or other quotation medium, if any, on which similar securities issued by the Company are then listed or quoted;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (i) make available for inspection by the Holders of Registrable Securities included in the registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the
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                                      -10-

      Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

            (l) if the registration is an underwritten offering, use its reasonable best efforts to obtain a so-called "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

            (m) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

            (n) if any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such Holder is or might be deemed to be an underwriter or a controlling person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii) such Holder shall (a) furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company and (b) indemnify the Company against any loss or liability imposed upon and any reasonable expenses incurred by the Company as a result of such deletion.

            7. Obligations of Holders.

            Whenever the Holders of Registrable Securities sell any Registrable Securities pursuant to a Demand Registration or a Piggyback Registration, such Holders shall be obligated to comply with the applicable provisions of the Securities Act, including the prospectus delivery requirements thereunder, and any applicable state securities or blue sky laws. In addition, each Holder of Registrable Securities will be deemed to have agreed by virtue of its acquisition of such Registrable Securities that, upon receipt of any notice described in Section 6(e), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(e), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

            8. Indemnification.

            (a) The Company agrees to indemnify, to the fullest extent permitted by applicable law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, expenses or any amounts paid in settlement of any litigation, investigation or proceeding commenced or threatened (collectively, "Claims") to which each such indemnified party may become subject under the Securities Act insofar as such Claim arose out of (i) any untrue or alleged untrue statement of material fact contained, in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with copies of the same. In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

            (b) In connection with any registration statements in which a Holder of Registrable Securities is participating, each such Holder will, to the fullest extent permitted by applicable law, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any and all Claims to which each such indemnified party may become subject under the Securities Act insofar as such Claim arose out of (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that with respect to a Claim arising pursuant to clause (i) or (ii) above, the material misstatement or omission is contained in the information such Holder provided to the Company pursuant to
Section 11 hereof; provided, further, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

            (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to provide such notice shall not release the indemnifying party of its obligation under paragraphs (a) and (b), unless and then only to the extent that, the indemnifying party has been prejudiced by such failure to provide such notice) and (ii) unless in such indemnified party's reasonable judgment, based on written advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on written advice of counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnifying party shall not be liable to indemnify an indemnified party for any settlement, or consent to judgment of any such action effected without the indemnifying party's written consent (but such consent will not be unreasonably withheld, delayed or conditioned). Furthermore, the indemnifying party shall not, except with the prior written approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim or litigation without any payment or consideration provided by each such indemnified party.

            (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under clauses (a) and (b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the registration statement from the sale of shares pursuant to the registered offering of securities for which indemnity is sought but also the relative fault of the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the registration statement in connection with the misstatement or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the registration statement shall be deemed to be based on the relative relationship of the total net proceeds from the offering (before deducting expenses) to the Company, the total underwriting commissions and fees from the offering (before deducting expenses) to the underwriters and the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the registration statement shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (f) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of the Registrable Securities.

            9. Participation in Underwritten Registrations.

            No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in paragraph 8 hereof.

            10. Transfer of Registration Rights.

            The rights granted to any Holder under this Agreement may be assigned to any Person in connection with any transfer or assignment of Registrable Securities by a Holder; provided, however, that: (a) such transfer is otherwise effected in accordance with applicable securities laws, (b) such transfer is not in violation of the Securities Purchase Agreement, (c) if not already a party hereto, the assignee or transferee agrees in writing prior to such transfer to be bound by the provisions of this Agreement, and (d) unless otherwise notified by such Holder, EIS shall act as agent and representative for such Holder for the giving and receiving of notices hereunder.

            11. Information by Holder.

            Each Holder shall furnish to the Company such written information regarding such Holder and any distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement and shall promptly notify the Company of any changes in such information.

            12. Exchange Act Compliance.

            The Company shall comply with all of the reporting requirements of the Exchange Act then applicable to it, if any, and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Registrable Securities. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

            13. Termination of Registration Rights.

            All registration rights granted under this Agreement shall terminate and be of no further force and effect as to a particular Holder on the date that
(i) all Registrable Securities held by such Holder may immediately be sold without restriction under Rule 144 during any 90-day period as determined by counsel to the Company pursuant to a written opinion letter delivered by such counsel to such effect addressed to the Company's transfer agent for shares of Common Stock and such Holder or (ii) all Registrable Securities held by such Holder have been registered with the Commission or are no longer outstanding. For the avoidance of doubt, in order to satisfy the requirements of clause (i) above, (x) all Registrable Securities held by such Holder must be in the form of Common Stock and (y) such Holder shall not then have the right to receive additional Registrable Securities (other than right to receive dividends or other distributions on then-outstanding shares of Common Stock held by such Holder on the same basis as other holders of shares of Common Stock).

            14. Miscellaneous.

            (a) No Inconsistent Agreements. So long as any Holder owns any Registrable Securities, the Company will not enter into any agreement that is inconsistent with or violates the rights granted hereunder to the Holders of Registrable Securities, including, without limitation, any agreement that would require the Company to register any of its securities with priority with respect to registration over, the rights granted to the Holders hereunder, without the prior written consent of the Holders of at least 50% of the Registrable Securities.

            (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement; provided, however, that in no event shall any Holder have the right to enjoin, delay or interfere with any offering of securities by the Company.

            (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Holders of at least 50% of the Registrable Securities; provided, however, that without the prior written consent of all the Holders, no such amendment or waiver shall reduce the foregoing percentage required to amend or waive any provision of this Agreement.

            (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders of Registrable Securities are also for the benefit of, and enforceable by, any permitted transferee of Registrable Securities, in accordance with Section 10 hereof.

            (e) Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

            (f) Counterparts and Facsimile. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

            (g) Descriptive Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of laws rules or principles. Any dispute under this Agreement that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and each party consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute.

            (i) Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission, in each case, addressed as follows:

            (i)   if to the Company, to:

                  Curis, Inc.
                  61 Moulton Street
                  Cambridge, Massachusetts  02138-1118
                  Attention:  Doros Platika, M.D., President and
                              Chief Executive Officer
                  Facsimile:  (617) 503-6501

                  with a copy to:

                  Cooley Godward LLP
                  4635 Executive Drive
                  San Diego, California  92121
                  Attention:  L. Kay Chandler, Esq.
                  Facsimile:  (858) 453-3555

            (ii)  (A)  if to EIS, to:

                  Elan International Services, Ltd.
                  102 St. James Court
                  Flatts, Smiths Parish
                  Bermuda FL 04
                  Attention:  Chief Executive Officer
                  Facsimile:  (441) 292-2224

                  (B) if to EPIL, to:

                  Elan Pharma International Limited
                  Wil House
                  Shannon Business Park
                  Shannon
                  Co. Clare, Ireland
                  Attention:  Company Secretary
                  Facsimile:  011 353 61 362 097

                  with a copy to, in the case of (ii) above:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, NY 10005
                  Attention:  William M. Hartnett, Esq.
                  Facsimile:  (212) 269-5420

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 14(i). Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent or earlier upon receipt of evidence of acceptance of delivery, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, on the date of telephone confirmation of receipt.

            (j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

                            [Signature page follows]

            IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                    CURIS, INC.


                                    By: /s/    Doros Platika, M.D.
                                        --------------------------------
                                        Name:  Doros Platika, M.D.
                                        Title: President and Chief Executive
                                               Officer


                                    ELAN INTERNATIONAL SERVICES, LTD.


                                    By: /s/    Debra Moore Buryj
                                        -----------------------------
                                        Name:  Debra Moore Buryj
                                        Title: Vice President


                                    ELAN PHARMA INTERNATIONAL
                                        LIMITED


                                    By: /s/    Colin Sainsbury
                                        -----------------------------
                                        Name:  Colin Sainsbury
                                        Title: Authorized Signatory